UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket, Rhode Island	02861
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2020, Hasbro, Inc. and Hasbro B.V. (together with their affiliated entities, the “Company”) and Wiebe Tinga, Executive Vice President, Chief Commercial Officer entered into a Transitional Advisory Services Agreement (the “Transition Agreement”) pursuant to which Mr. Tinga will transition to retirement from the Company, with a scheduled retirement date of December 31, 2021 (the “Retirement Date”).  In order to provide for an orderly transition of his responsibilities and duties, Mr. Tinga has stepped down from his position as the Company’s Executive Vice President, Chief Commercial Officer effective immediately, and will continue his employment with the Company as a special commercial retail advisor until the Retirement Date (the “Transition Period”).

Pursuant to the Transition Agreement, in exchange for his services during the Transition Period, Mr. Tinga will continue to (i) receive his current base salary as in effect on December 31, 2019, payable in accordance with the Company’s regular payroll practices, (ii) generally participate in the benefit plans and arrangements in which he participated as of the effective date of his transition, and (iii) continue to vest in outstanding equity-based awards subject to, and in accordance with, their respective terms through the Retirement Date.  No additional equity awards are expected to be granted to Mr. Tinga during the Transition Period.  During the Transition Period, Mr. Tinga will be paid a bonus under the Company’s Senior Management Annual Incentive Plan (the “Plan”) for fiscal 2019 based on corporate performance, and, if Mr. Tinga remains employed by the Company through December 31, 2020, he will be paid a bonus for fiscal 2020 equal to the average of the bonuses he received under the Plan for the fiscal years 2017, 2018, and 2019.  During the Transition Period, Mr. Tinga will also continue to receive an annual payment in order to compensate him for the loss of pension value as a result of legislative changes in the Netherlands that capped pensionable salary, as further described in the Company’s Annual Proxy Statement, filed with the U.S. Securities and Exchange Commission on April 2, 2019.

If Mr. Tinga’s employment with the Company terminates for any reason prior to the Retirement Date, including by voluntary termination, then Mr. Tinga would generally only be entitled to any payments or benefits under the Transition Agreement or applicable benefit plans or arrangements that have accrued through the date of termination.  Additionally, subject to certain exceptions set forth in the Transition Agreement, if Mr. Tinga accepts employment with, or otherwise performs work for, a third party not affiliated with the Company prior to the Retirement Date, provided such employment or work does not violate Mr. Tinga’s restrictive covenant obligations, Mr. Tinga will receive an amount equal to 50% of the remaining base salary payments he would otherwise have received through the Retirement Date.  Mr. Tinga will not be entitled to any other payments or benefits in the event of his termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: January 21, 2020